UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  July 31, 2006

                            CAPITAL GOLD CORPORATION
             (Exact name of registrant as specified in its charter)

   Delaware                       0-13078                        13-3180530
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(State or other juris-          (Commission                   (I.R.S. Employer
diction of incorporation)       File Number)                (Identification No.)

                      76 Beaver Street, New York, NY 10005
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 344-2785
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Mining Contract

         On August 2, 2006, we amended the November 24, 2005 Mining Contract between our subsidiary, Minera Santa Rita S.A. de C.V. ("MSR"), and Sinergia Obras Civiles y Mineras, S.A. de C.V. ("Sinergia"). Pursuant to the amendment, MSR's right to deliver the Notice to Proceed to Sinergia is extended to November 1, 2006. Provided that this Notice is delivered to Sinergia on or before that date, with a specified date of commencement of the Work (as defined in the contract) not later than February 1, 2007, the mining rates set forth in Appendix A of the contract still apply; subject to adjustment for the rate of inflation between September 23, 2005 and the date of commencement of the Work. We also agreed to advance $200,000 of the $520,000 payable when the Work commences under Section 5.8 of the contract.

Employment Agreements

         Effective July 31, 2006, the last day of our fiscal year, we entered into employment agreements with the following executive officers: Gifford A. Dieterle, our President and Treasurer, Roger A. Newell, our Vice President of Development, Jack V. Everett, our Vice President of Exploration, and Jeffrey W. Pritchard, our Vice President of Investor Relations.

         The agreements run for a period of three years and automatically renew for successive one-year periods unless we or the executive provides the other party with written notice of our or his intent not to renew at least 30 days prior to the expiration of the then current employment period.

         Mr. Dieterle is entitled to a base annual salary of at least $180,000 and each of the other executives is entitled to a base annual salary of at least $120,000. Each executive is entitled to a bonus or salary increase in the sole discretion of our board of directors. In addition, each of the executives received two year options to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $0.32 per share (the closing price on July 31, 2006).

         We have the right to terminate any executive's employment for cause or on 30 days' prior written notice without cause or in the event of the executive's disability (as defined in the agreements). The agreements automatically terminate upon an executive's death. "Cause" is defined in the agreements as (1) a failure or refusal to perform the services required under the agreement; (2) a material breach by executive of any of the terms of the agreement; or (3) executive's conviction of a crime that either results in imprisonment or involves embezzlement, dishonesty, or activities injurious to us or our reputation. In the event that we terminate an executive's employment without cause or due to the disability of the executive, the executive will be entitled to a lump sum severance payment equal to one month's salary, in the case of termination for disability, and up to 12 month's salary (depending upon years of service), in the case of termination without cause.
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         Each executive has the right to terminate his employment agreement on
60 days' prior written notice or, in the event of a material breach by us of any of the terms of the agreement, upon 30 days' prior written notice. In the event of a claim of material breach by us of the agreement, the executive must specify the breach and our failure to either (i) cure or diligently commence to cure the breach within the 30 day notice period, or (ii) dispute in good faith the existence of the material breach. In the event that an agreement terminates due to our breach, the executive is entitled to severance payments in equal monthly installments beginning in the month following the executive's termination equal to three month' salary plus one additional month's salary for each year of service to us. Severance payments cannot exceed 12 month's salary.


         In conjunction with the employment agreements, our board of directors deeming it essential to the best interests of our stockholders to foster the continuous engagement of key management personnel and recognizing that, as is the case with many publicly held corporations, a change of control might occur and that such possibility, and the uncertainty and questions which it might raise among management, might result in the departure or distraction of management personnel to the detriment of our company and our stockholders, determined to reinforce and encourage the continued attention and dedication of members of our management to their engagement without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of our company, we entered into identical agreements regarding change in control with the executives. Each of the agreements regarding change in control continues through December 31, 2009 and extends automatically to the third anniversary thereof unless we give notice to the executive prior to the date of such extension that the agreement term will not be extended. Notwithstanding the foregoing, if a change in control occurs during the term of the agreements, the term of the agreements will continue through the second anniversary of the date on which the change in control occurred. Each of the agreements entitles the executive to change of control benefits, as defined in the agreements and summarized below, upon his termination of employment with us during a potential change in control, as defined in the agreements, or after a change in control, as defined in the agreements, when his termination is caused (1) by us for any reason other than permanent disability or cause, as defined in the agreement (2) by the executive for good reason as defined in the agreements or, (3) by the executive for any reason during the 30 day period commencing on the first date which is six months after the date of the change in control. Each executive would receive a lump sum cash payment of three times his base salary and outplacement benefits. Each agreement also provides that the executive is entitled to a payment to make him whole for any federal excise tax imposed on change of control or severance payments received by him.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CAPITAL GOLD CORPORATION



August 2, 2006                              By: /s/ Gifford A. Dieterle
                                                --------------------------------
                                                Gifford A. Dieterle, President